CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The KP Funds of our report dated February 27, 2020, relating to the financial statements and financial highlights, which appears in KP Retirement Path Retirement Income Fund, KP Retirement Path 2020 Fund, KP Retirement Path 2025 Fund, KP Retirement Path 2030 Fund, KP Retirement Path 2035 Fund, KP Retirement Path 2040 Fund, KP Retirement Path 2045 Fund, KP Retirement Path 2050 Fund, KP Retirement Path 2055 Fund, KP Retirement Path 2060 Fund, KP Retirement Path 2065 Fund, KP Large Cap Equity Fund, KP Small Cap Equity Fund, KP International Equity Fund, and KP Fixed Income Fund’s Annual Report on Form N-CSR for the periods ended December 31, 2019. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 29, 2020